Exhibit 16.1



JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Members of Kreston International

Registered with the Public Company
Accounting Oversight Board


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.E.
Washington, D.C. 20549

Ref:    North American Gamin and Entertainment Corporation

We have read the statements that we understand North American Gaming and Entertainment Corporation will include under Item 4.01 of its Form 8-K report it will file regarding the recent change of its certifying accountants. We agree with the statements made regarding our Firm. We have no basis to agree or disagree with the other statements made under Item 4.01.

Very truly yours,

/s/ JIMMY C.H. CHEUNG & CO.
---------------------------
JIMMY C.H. CHEUNG & CO.
Certified PUblic Accountants

Hong Kong, September 12, 2008


1607 Dominion Centre, 43 Queen's Road East, Wanchal, Hong Kong
Telephone:  (852) 25295500	Fax:  (852) 28651067
Email	 :  jimmy.cheung@jcheungco.hk
Website	 :  http://www.jimmycheungco.com


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